EXHIBIT 10.6

                INTERNATIONAL MESSAGE TELEPHONE SERVICE AGREEMENT
                                    (ONE WAY)

This International Message Telephone Service Agreement ("Agreement") is entered into on this 14th day of January, 2000, between PACIFIC GATEWAY EXCHANGE (UK) LIMITED ("PGE"), formed under the laws of England and Wales, registration number 03225076, whose registered office is at 12-18 Paul Street, London, EC2A 4JH, and Fone.Com ("Customer"), formed under the laws of England and Wales, registration number 3783435, whose registered office is at Suite 4C, Baird House, 15-17 St. Cross Street, London EC1N 8UW. PGE and Customer are referred to herein as the "Parties".

Under agreements with overseas administrations and intercarrier arrangements, PGE provides International Message Telephone Service ("IMTS") to various countries either on a direct or indirect basis. Subject to PGE having any necessary approvals, facilities, and agreements to provide IMTS as contemplated hereunder, PGE agrees to provide Customer with IMTS and Customer agrees to subscribe to PGE"s IMTS upon the following terms and conditions, including the attachments hereto which are incorporated by reference and are made a part hereof.

1.   SERVICES

A. IMTS. Subject to the terms and conditions in this Agreement and as set forth in Attachment A (Rates) and Attachment B (Interconnect), PGE shall provide IMTS to Customer to the countries listed in Attachment A and at the rates listed in Attachment A.

B. International Facilities. PGE, together with its overseas correspondents or in accordance with any intercarrier arrangement, will provide, operate and maintain any such international facilities between PGE"s international gateway switch and those countries necessary to provide Customer with IMTS hereunder, provided always that PGE is able to maintain all the necessary authorizations, consents and licenses which are required to carry out such services.

C. Rate Changes. The Parties may from time-to-time by written agreement amend Attachment A and Attachment B to add IMTS to other countries at such rates to be determined and set forth in an amended Attachment A. Unless otherwise set forth in Attachment A, PGE may change any rate to any country listed in Attachment A after seven (7) days written notice to Customer; provided, however, that such notice period for a change in rates to Mexico shall be one (1) day; provided, further, that PGE may, in its reasonable discretion, amend the notice periods as set forth above, with any such amended notice period being effective immediately upon Customer"s receipt of written notice by PGE setting forth any such change. Customer retains the right to reduce or suspend traffic to any country or countries that PGE provides IMTS to, with five (5) days written notice to PGE, after Customer's receipt of rate change notice.

D. Consent. Customer shall not refer to, use or market the name or logo of PGE and/or any of its affiliates without the prior written consent of PGE, which consent may be granted or denied by PGE in its sole and absolute discretion.


2.   BILLING AND PAYMENTS

A. Billing Increments. IMTS will be charged in accordance with the rates set forth in Attachment A with billable conversation minutes being rounded to the next second for countries billed in one second increments or to one minute for countries billed in one minute increments. A one second or one minute minimum billing period will apply in accordance with Attachment A.

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B.   Taxes and Surcharges. The prices set forth in Attachment A are exclusive of any applicable taxes, tariff surcharges, pay phone surcharges or any other like amounts assessed by any governmental entity or other entity arising as a result of the provision of IMTS by PGE to Customer under this Agreement (collectively, the "Taxes"). In addition to all other fees and amounts payable hereunder, Customer shall be solely responsible for the payment of any and all Taxes (including, but not limited to, all VAT taxes), provided that Customer"s obligation to pay such Taxes does not include the payment of taxes for which PGE is liable with respect to the provision of the IMTS to Customer. Customer shall be responsible for the collection of all applicable taxes and fees from Customer's customers ("End Users") and for the remittance of such taxes and fees to the relevant governmental authority.

C. Invoice. PGE will submit an invoice (the "Invoice") to Customer each calendar month for all IMTS transmitted by Customer in the previous calendar month. Payment shall be received by PGE within thirty (30) days from the date of the Invoice (the "Due Date"). Payment of an Invoice shall be made by cheque or wire transfer (in immediately available funds) to Bank of America, 1 Alie Street, London E1 8DE, United Kingdom, P.O. Box 407, Account number 34038019, to the attention of Pacific Gateway Exchange (UK) Ltd. Payments not received when due will be subject to an interest charge at the rate of one and one-half percent (1.5%) per month from the date such amount was due until, and including, the date payment is received. In the event of a delinquent payment, no action taken hereunder (including the failure to act) shall be deemed or construed to constitute a waiver of PGE"s right to declare a default by Customer under this Agreement, to terminate this Agreement or to exercise any other rights under this Agreement or at law or in equity.

D. Non-Payment. In the event any amount becomes due and payment is not received by PGE in accordance with paragraph C of this Section 2, in addition to any other rights and remedies available to PGE under this Agreement or otherwise, then all amounts then outstanding under this Agreement owed to PGE by Customer shall become immediately due and payable upon written notice thereof given by PGE to Customer.

E. Customer's Responsibilities. With respect to IMTS that Customer provides to its customers through use of PGE's IMTS network, PGE shall have no responsibility to assist Customer, in any manner whatsoever, in preparing Customer's invoices, establishing any amounts owed by Customer's customers, mailing any such invoices or collecting any such amounts. Customer is responsible for the payment of the total amount of any invoice submitted by PGE to Customer, regardless of whether or not or at what time Customer is paid by its customers for any calls made by such customers.

F. Overseas Correspondents. PGE shall be responsible for payment of all applicable settlements with overseas correspondents and payments under any intercarrier arrangement between PGE and other carriers related to the IMTS provided to Customer hereunder.

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G.   Billing Adjustments. Any request for a billing adjustment in respect of an
     Invoice must be made in good faith and in writing within sixty (60) days of the date of such Invoice. Any such request shall include detailed documentation to establish the basis for any such adjustment. Documentation to be provided by Customer shall include, without limitation, the country, number of minutes and/or rate that is subject to dispute and, if requested by PGE, shall include all call detail records in a form acceptable to PGE. Subject to Customer's rights under Section 7, PGE will initially determine, in its reasonable discretion, whether any adjustment shall be made in respect of any such Invoice and any such adjustments will be credited against the next month's Invoice. In the event that the bona fide amount in dispute in respect of a particular Invoice exceeds four per cent (4%) of the gross monthly charges covered by such Invoice, the Customer shall pay the amount of such Invoice which is not disputed in accordance with the normal payment terms set out herein. If PGE determines that no billing adjustment is appropriate and that the full disputed amount is due and payable or determines that only a portion of the disputed amount is due and payable, PGE shall notify the Customer of the amount due and payable and such amount shall be paid by Customer (i) no later that the date of payment of the next Invoice, or (ii) pursue arbitration as described in Section 7, and if the determination of the arbitrator decides in favour of PGE, pay the disputed amount with the next scheduled remittance to PGE. For the avoidance of doubt, any such request for adjustment shall not be cause for delay in the payment of the undisputed balance due on any Invoice.

H. Amounts Due. Subject to paragraph G of this Section 2, payment of all sums due under this Agreement must be made by Customer in full without any set off, deductions or withholding and time of payment of all sums under this Agreement is of the essence.


3.   SECURITY DEPOSIT

A. Security Deposit. Subject to paragraph D of this Section 3, Customer shall furnish to PGE simultaneously with the execution of this Agreement a security deposit in the amount of L20,000.00(Pounds Sterling) (the "Security Deposit") which PGE estimates, in its sole discretion, will be due hereunder for IMTS during seven (7) month(s) (the "Security Deposit Amount"). The Security Deposit shall be effected by (i) the delivery of cash (in pounds sterling) equal to the Security Deposit Amount to PGE upon execution of this Agreement, and to be held by PGE during the Term, or (ii) the issuance of an unconditional irrevocable letter of credit for the Security Deposit Amount, naming PGE as the sole beneficiary, issued in a form and by a bank reasonably acceptable to PGE and to remain outstanding at all times during the Term or (iii) such other instrument or device as shall be mutually agreed between the Parties. Customer acknowledges and agrees that the Security Deposit is not a pre-payment to be applied against the future provision of IMTS and the entire Security Deposit Amount, subject to paragraph B and D of this Section 3 is to remain outstanding at all times during the Term.

B. Adequacy. The adequacy of the Security Deposit Amount will be reviewed by PGE on an "as-needed" basis and, in the event that Customer's actual aggregate monthly charges for IMTS exceeds the Security Deposit Amount, as determined by PGE in its sole discretion (the "Determined Actual Amount"), Customer shall, within five (5) days of receiving written notice from PGE, provide additional cash or increase the stated amount of the letter of credit in an amount equal to the difference between the Determined Actual Amount and the then-existing Security Deposit Amount.

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C.   Application. The Security Deposit shall not bear interest and Customer shall bear all costs related to the issuance of any letter of credit or other instrument or device described above. PGE shall have no obligation to return any portion of the Security Deposit unless and until Customer has paid all amounts due to PGE hereunder or otherwise. PGE shall have the right to apply all or part of the Security Deposit to any amount that has become due hereunder and not received by PGE as set forth herein. Upon application of any part of the Security Deposit, Customer shall, within five (5) days of receiving written notice from PGE, replenish the Security Deposit, in accordance with paragraph A of this Section 3, to the Security Deposit Amount existing immediately prior to such application. Any application of all or a portion of the Security Deposit to any overdue amount shall not constitute or be deemed a waiver of PGE"s right to terminate this Agreement under Section 4.

D. Waiver. PGE, in its sole discretion, may waive its right to require a Security Deposit as set forth in this Section 3 or may reduce the required Security Deposit Amount, subject to its right to later require Customer to fully comply with the provisions of this Section 3 upon a review of any financial statements of Customer that PGE may request and upon PGE"s determination, in its sole discretion, that Customer's financial circumstances do not require a Security Deposit or require a reduced Security Deposit Amount. Customer represents that any financial statements provided to PGE shall be prepared in accordance with generally accepted accounting principles in the United Kingdom and will be true and correct.


4.   TERM, TERMINATION AND SUSPENSION OF SERVICE

A. Term. This Agreement shall be effective and the Parties' obligations shall commence upon the date of execution by the Parties. This Agreement shall have an initial term of one year, commencing on the date PGE first provides IMTS to Customer (the "Initial Term"). This Agreement will be automatically renewed on a month to month basis after the expiration of the Initial Term. Either Party may cancel this Agreement after expiration of the Initial Term by providing the other Party at least thirty (30) days written notice served at any time on or after the expiry of the Initial Term. The Initial Term, together with all such renewal terms, is herein referred to as the "Term".

B. Termination by PGE for Non-Payment. If payment of an Invoice or any other amount owing hereunder is not received by PGE subsequent to the Due Date, PGE shall make reasonable efforts to contact Customer by either written or oral notice to resolve said non-payment and to receive full and prompt payment of such amount. If such reasonable efforts do not result in full and prompt payment by Customer to PGE, PGE, in its sole discretion, may send a written notice (a "Payment Default Notice") to the representative of Customer named in paragraph O of Section 8 (or such other person that Customer subsequently designates to PGE in writing to receive such notices) of its default hereunder for failure to pay any such amount when due (including, but not limited to, the payment of any Security Deposit as required under Section 3). PGE will deliver the Payment Default Notice either by facsimile transmission or by overnight delivery service or by both such methods. The Payment Default Notice shall be deemed to be received by Customer at the earlier of the time and date of (a) transmission (receipt confirmed) in the case of facsimile or (b) 9.00am on

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     the date of delivery to Customer in the case of overnight delivery.
     Customer hereby waives any right to further notice of such termination other than a Payment Default Notice. PGE, in its sole discretion, may immediately terminate this Agreement and cease providing IMTS hereunder, in whole or in part, if after twelve (12) hours following receipt of a Payment Default Notice, payment of all such amounts set forth in such Payment Default Notice have not been received by PGE. PGE shall have the right to collect attorneys' fees and any and all costs incurred by PGE associated in any way with its efforts to collect any unpaid amounts whether or not legal proceedings are initiated.

C. Termination by PGE for Other Reasons. PGE, in its sole discretion, may immediately terminate this Agreement and cease providing IMTS hereunder, in whole or in part, if:

     1. Customer uses IMTS for any unlawful, unauthorized or fraudulent purpose or in any unlawful or materially abnormal manner; or

     2. Customer uses IMTS to send any defamatory, offensive or abusive or obscene or menacing material or uses IMTS in a manner which infringes the rights of any person (including intellectual property rights or rights of confidentiality) and the Customer has failed to cure the same within 24 hours following receipt of written notice thereof from PGE; or

     3. any telecommunication license issued to Customer (whether issued in the United Kingdom or elsewhere) which grants to the Customer the right to operate its telecommunication system and legally permits PGE to provide IMTS to Customer is revoked or amended (and not replaced by a equivalent license or right); or

     4. a sale, transfer or other change in ownership of more than 50% of the voting rights of either Customer or a direct or indirect holding company of Customer (whether by means of a single transaction or a series of transactions) occurs or Customer sells, transfers or otherwise disposes all or substantially all of its assets, in either case, without the prior written consent of PGE; or

     5. after PGE uses reasonable efforts to notify Customer of the fact that the aggregate amount outstanding or accrued for the provision of IMTS (credit exposure), whether or not due, equals or exceeds L 20,000.00 (Pounds Sterling), provided, however, that prior to terminating the Agreement pursuant to this clause (v) of paragraph C, PGE will suspend all ITMS to Customer and will use commercially reasonable efforts to notify Customer as soon as reasonably practicable, either by written or oral notice, of such suspension and the aggregate amount outstanding or accrued and such suspension shall cease at such time that Customer pays PGE all amounts then outstanding or accrued or such lesser amount agreed to by PGE and Customer; or

     6. Customer's use or expected use of IMTS, as determined in the reasonable discretion of PGE, could have a materially adverse affect on any of PGE's facilities or service to any of its other customers.

D.   Termination by Either Party.

     (i) Subject to paragraphs B, C and D (ii) of this Section 4, either Party may terminate this Agreement and suspend the performance of any of its obligations hereunder if the other Party fails to perform or observe any material term, condition or agreement to be performed or observed by it hereunder and (in the case of a remediable breach) fails to cure

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          the same within thirty (30) days after receipt of written notice thereof.

     (ii) Either Party may immediately terminate this Agreement and suspend the performance of any of its obligations hereunder if the other Party:

          (a)  ceases doing business as a going concern; or

          (b) enters into liquidation whether compulsorily or voluntarily (otherwise than a voluntary and solvent liquidation for the purpose of reconstruction or amalgamation) or enters into any composition with its creditors generally or suffers any similar action in consequence of default by it in its obligations in respect of any indebtedness for borrowed moneys; or

          (c) has a receiver appointed of all (or substantially all) of its undertaking and assets; or

          (d) admits in writing to its inability to pay its debts as they become due.

E. Suspension. Without terminating this Agreement, PGE, in its sole discretion, may elect to immediately suspend all or part of the IMTS to Customer until further notice (i) if PGE is obliged to suspend ITMS in connection with any order, instruction or request of any government, governmental or regulatory, emergency services organization or other competent authority; or (ii) in connection with the maintenance or upgrade of PGE"s IMTS network. PGE will use all reasonable efforts to provide Customer with the maximum period of notice practicable in the circumstances if it suspends the provision of IMTS in the circumstances set out in (i) and (ii) of this paragraph E.

F.   Final Payment. In the event this Agreement is terminated pursuant to this
     Section 4, Customer shall pay to PGE, immediately upon receipt of an invoice therefore, all amounts owed to PGE through the termination date. Termination of this Agreement shall not relieve either Party of any liability for breach of this Agreement or as may otherwise be established.

G.   Waiver. Failure of PGE to exercise any or all of its rights under this
     Section 4 shall not constitute or be deemed a waiver of its right to exercise any or all of such rights at any later time.


5.   CONFIDENTIALITY

A. Confidentiality. The Parties agree that, except as required by applicable law or governmental regulation, all information, whether oral, written, printed, or communicated or stored electronically, when acquired, either directly or indirectly, from a Party to this Agreement, its agents, servants, employees, or others so affiliated, including all information which would reveal the existence of this Agreement or the relationship of the Parties insofar as that relationship is affected hereby, shall be held in the strictest confidence by the Party receiving such information and treated as confidential information not for release or communication to

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     any third party or use by such Party for any purpose other than those contemplated hereunder absent the prior written consent of the communicating Party. Specifically, Customer acknowledges and agrees that all information related to PGE's rates for IMTS, the terms and conditions under which IMTS are provided and information concerning PGE's traffic volume, distribution of traffic or other customers is sensitive proprietary information of PGE and is to be treated as confidential information as set forth herein.

B. Obligated Disclosure. In the event that Customer is obligated by applicable law or governmental regulation to disclose any such information obtained from PGE, including the existence of this Agreement or any of the terms hereof, Customer shall give notice of the requirement to make such disclosure to PGE as soon as reasonably practicable prior to making any such disclosure and shall use its best efforts to prevent disclosure of such information, in particular, but not limited to, the rates and other terms set forth in Attachment A, to the extent such non-disclosure would not contravene the applicable law or governmental regulation mandating the initial disclosure.

6.   LIMIT OF LIABILITY

A. No Warranty. PGE has made, and makes, no representations or warranties of whatsoever nature, directly or indirectly, express or implied, with respect to IMTS. Without limiting the foregoing, there are no warranties of satisfactory quality or fitness for any particular purpose or function, express or implied, given by PGE.

B. Limited Liability. PGE shall have no obligation, responsibility or liability whatsoever under or in connection with this Agreement or the provision of IMTS, except to the extent any claim is caused by an intentional wrongful act by PGE, in which event, PGE's obligations, responsibilities and liabilities shall be limited to using commercially reasonable efforts to investigate and, to the extent reasonably practicable and within the reasonable control of PGE, correct the circumstances that caused such claim.

C. Aggregate Liability. The maximum aggregate liability of each Party in respect of any claim or claims arising under or in connection with this Agreement (other than claims arising as a result of Customer's failure to pay amounts owing under this Agreement) shall be L500,000 (Pounds Sterling) per claim or series of related claims arising in any twelve (12) month period.

D. Negligence. The Parties shall not be liable one to the other and PGE shall not be liable to any customer of Customer or other third party in contract, tort or otherwise (including negligence) for any indirect, special, incidental, or consequential loss or damages, howsoever caused, including, without limitation, by such party"s negligence or the negligence of its employees or otherwise, arising out of the provision of IMTS to Customer or to its customers whether such loss or damage was due to mistakes, omissions, interruptions, delays, errors or defects in the provision of such service by PGE or by any overseas correspondent or underlying carrier or arising in any other manner under this Agreement and the performance or nonperformance of obligations hereunder or otherwise.

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E.   Indemnification. Customer shall indemnify and hold harmless PGE, its officers, directors, employees and agents, against and from any liability, loss, damage, cost and expense (including attorneys' fees and costs of litigation) arising out of or in connection with any claim or action which any person or entity (other than Customer) may file or threaten to file against PGE or its officers, directors, employees or agents in any way relating to or arising out of this Agreement or the provision of IMTS (including, without limitation, any circumstances which entitle PGE to terminate this Agreement pursuant to Section 4 hereof). The indemnity provided herein shall survive the termination of this Agreement and the termination of any IMTS provided pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the officers, directors, employees and agents of PGE shall have no liability to Customer, or any affiliate of Customer, under this Agreement or in connection with IMTS to be provided hereunder.

F. Death or Personal Injury. Notwithstanding anything contained herein to the contrary, neither Party excludes or restricts its liability for death or personal injury by a Party's own negligence.

7.   ALTERNATIVE DISPUTE RESOLUTION

A. Arbitration. In the event a dispute arises under this Agreement, the Parties agree that each shall discuss and negotiate the issues between the party's authorized agents, with informal escalation within the Parties' organizations as necessary to pursue and achieve resolution as expeditiously as possible. If a resolution can not be arrived at between the Parties through informal negotiations as described above, either Party may serve upon the other a written demand that negotiations have reached an impasse. After written notice of the impasse is served, either Party may, within sixty (60) days after service of this notice, serve upon the other a written demand that the dispute to be admitted to arbitration. Said demand shall set forth the nature of the dispute, an approximation of the amount in question, if any, and the nature of the remedy sought. The dispute shall be submitted to the London Court of International Arbitration and subject to the rules of such proceedings. The provisions of this Section 7 shall be without prejudice to either parties' ability to apply for and obtain injunctive relief in the courts. For the avoidance of doubt, the implementation of this paragraph A of Section 7 shall not preclude PGE from making any decision or taking any action afforded to it under the terms of this Agreement.

B. Authorized Agent. In the absence of express written notice to the contrary, each Party's authorized agent for purposes of this Section 7 herein shall be deemed to be each Party's representative whose name appears in paragraph O of Section 8 or the successor of such person.


8.   GENERAL PROVISIONS

A. Incorporation. Attachment A and Attachment B are incorporated herein by reference and made a part hereof.

B. Representation. Neither Party is authorized to act as an agent for, or legal representative of, the other Party and neither Party shall have authority to assume or create any obligation on behalf of, in the name of, or binding upon the other Party. No partnership between the Parties is created by this Agreement. Customer shall not represent or intimate that PGE is responsible for the provision, type or quality of Customer's services to its customers.


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C.   Illegality. If any term, provision, covenant, or condition of this
     Agreement is held by a court of competent jurisdiction or a regulatory agency having jurisdiction over the subject matter hereof to be invalid, void, or unenforceable, the remainder of the provisions will remain in full force and effect and shall in no way be affected, impaired, or invalidated and the rights and obligations of the Parties to this Agreement shall be construed and enforced accordingly.

D. Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented. No consent by any Party, or waiver of, a breach or default by the other, whether express or implied, shall constitute consent to, waiver of, or excuse for, any different or subsequent breach or default, as the case may be.

E. Transfer. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. In the event of the Customer's proposed assignment, sale, or a transfer of the controlling interest in the Customer, Customer shall first notify PGE in writing prior to such event, enabling PGE to accept or reject such assignment or material change in ownership of the Customer. In the event PGE, it its absolute discretion, does not accept the proposed assignment or material change in ownership of the Customer, PGE reserves the right to terminate this Agreement The Customer or party to which Customer's controlling interest has been assigned, sold or transferred is responsible for payment in full of all outstanding unpaid accounts within fifteen (15) days of such actions, as pursuant to the terms of this Agreement. Termination of this Agreement shall not relieve either Party of any liability for breach of this Agreement or as may otherwise be established. PGE may assign this Agreement to any member of its Group (being any company which is a direct or indirect holding company or subsidiary of PGE or another subsidiary of such holding company, where the expressions "subsidiary" and "holding company" shall have the meanings ascribed to them in Section 736 of the Companies Act 1985) or any of PGE's affiliates without prior notice or approval of Customer.

F. Remedy. Except as otherwise provided herein, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity by statute or otherwise.

G. Titles and Headings. Titles and headings in this Agreement have been inserted for convenience and reference only and are not to be construed a part hereof and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

H. Modification. This Agreement may not be amended except by an instrument in writing, executed by the Parties. No modification or amendment hereto shall be effected by the acknowledgment or acceptance by either Party of any Customer order, sales acknowledgment or other similar form from the other Party.

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I.   Entire Agreement. This Agreement supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties, indemnities and covenants and all inducements to the making of this Agreement relied upon by either Party hereto, whether written or oral, and embodies the Parties, complete and entire agreement with respect to the subject matter hereof (save where any representation or warranty made by either Party was made fraudulently). No statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

J. Jurisdiction. The performance of this Agreement by the Parties hereto is subject to all laws, rules, and regulations of all authorities having jurisdiction which are now applicable to IMTS or which may become applicable to IMTS and is contingent upon the continuing applicability of such approvals, consents, authorizations, licenses, permits, and agreements as have been issued and are required for IMTS.

K. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects, by English law. Except as provided in paragraph A of Section 7, the Parties shall submit to the exclusive jurisdiction of the English courts any legal proceedings which may arise under this Agreement.

L. Force Majeure. The Parties shall not be liable or accountable to each other for failure to comply with any of the terms or conditions of this Agreement (other than payment by Customer of all amounts due hereunder) arising from any beyond its control and without its fault or negligence such as, without limitation, acts of God, fire, explosion, vandalism, cable cut, strike, walk-out, lockout, public enemy, war, civil commotion, riots, judicial or governmental order, other requirement of law, actions by any foreign PTT or exchange carrier or other causes beyond the reasonable control of either Party, nor for any damages arising therefrom.

M. Execution. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which constitute one and the same instrument.

N. Interpretation. The words and phrases used herein shall have the meaning generally understood in the telecommunications industry. This Agreement shall be construed in accordance with its fair meaning and not for or against either Party on account of which Party drafted this Agreement.

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O.   Notification. Except as otherwise provided in this Agreement, any invoice, notice, demand, request, payment or other communications given hereunder shall be in writing and shall be deemed to be received (a) when delivered if given in person or by courier or courier service or (b) on the date and at the time of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) five (5) business days after being deposited in the mail postage prepaid.


     To PGE:                        Gail Granton
                                    Pacific Gateway Exchange, Inc.
                                    500 Airport Boulevard, Suite 340
                                    Burlingame, California 94010
                                    Phone: (415) 375-6700
                                    Facsimile: (415) 375-6799


     To Customer:                   Clifford Postelnik
                                    Fone.Com Ltd.
                                    Suite 4C
                                    Baird House
                                    London
                                    Phone: 0171-242 6858
                                    Facsimile: 0171-242 6878

     With Invoices sent to:         Jason Smith
                                    Fone.com Ltd.
                                    Suite 4C
                                    Barid House
                                    15-17 St. Cross Street
                                    London
                                    EC1N 8UW
                                    Phone: 0171-242 6858
                                    Facsimile: 0171-242 6878

P. The provisions of Sections 5, 6 and 7 of this Agreement shall continue in full force and effect, notwithstanding the termination of this Agreement.

Q. If any provision of this Agreement is held by any Court or other competent authority to be void or unenforceable in whole or in part, this Agreement shall continue to be valid as to all other provisions of it and the remainder of any such affected provision.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.







PACIFIC GATEWAY EXCHANGE                                      [CUSTOMER]
(UK) LIMITED

Signature:       /illegible/                 Signature:  /s/  C.S. Postelnik
           -----------------------------               ------------------------
                                                              C.S. Postelnik
Print Name:      illegible                                    Managing Director
           -----------------------------

Title:           Manager Carrier Sales
       ---------------------------------

Date:            14-01-00                    Date:  14/01/2000
       ---------------------------------          ------------

                         Attachment A for IMTS Services
                         ------------------------------

1. Customer is responsible for the cost of interconnection of the E1(s) to PGE interconnection points

2. Rates from PGE to Customer (as previously indicated); Currency will be (L) Pounds Sterling

3.   Rounding:    Initial/Additional
                  1/1 seconds unless otherwise stated
                  Mexico   60/60

4.   Rates:       Rates are subject to change upon seven (7)



                           See Attached for IMTS Rates
                           ---------------------------

                       Attachment B for IMTS Interconnect
                       ----------------------------------

Interconnect Locations
----------------------

Customer:                                   Rack No. 17 02
                                            1st Floor
                                            Level 3
                                            6 Braham Street
                                            London
                                            E1 8EE

PGE:                                        12 - 18 Paul Street
                                            London
                                            EC2A 4JH
                                            United Kingdom


Interconnect Systems/Switches
-----------------------------

Customer:                                   Harris 20-20

PGE:                                        Nortel GSP



Interconnect Signalling
-----------------------


Q 931


Interconnect via Lease Circuits
-------------------------------